                                                                    Exhibit 99.1

                                                                   [PACSUN LOGO]
CONTACT:
Carl Womack, Chief Financial Officer (714)414-4003

FOR IMMEDIATE RELEASE

                       PACSUN ANNOUNCES FIRST QUARTER 2003
                            NET INCOME INCREASES 142%

        ANAHEIM, CA/MAY 12, 2003 -- Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today reported results for the first quarter ended May 3, 2003.

        Net income for the first quarter of fiscal 2003 increased 142% to $8.0 million, or $.16 per share, basic and diluted, compared to $3.3 million, or $.07 per share, basic and diluted, for the first quarter of fiscal 2002, as adjusted for the stock split effected in December 2002.

        "I was very pleased with our first quarter earnings which were driven by a 13.1% same store sales increase," stated Greg Weaver, Chairman and CEO. "Our d.e.m.o. business continues to improve, producing a 36% comparable sales gain in the quarter. Our girls business at both PacSun and d.e.m.o. are generating very strong sales increases. As a result, first quarter operating margin increased significantly, driven by higher gross margin and significant leverage of store expenses," concluded Mr. Weaver.

        Total sales for the first quarter (13 weeks) ended May 3, 2003 were $198.3 million, an increase of 22.6% over total sales of $161.7 million for the first quarter (13 weeks) ended May 4, 2002. Same-store sales increased 13.1% for the comparable thirteen-week period ended May 3, 2003.

        Pacific Sunwear is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. The Company ended the first quarter of fiscal 2003 operating 625 PacSun stores, 74 PacSun outlet stores and 109 d.e.m.o. stores, for a total of 808 stores in 49 states and Puerto Rico. PacSun's website address is www.pacsun.com.

        The historical results achieved are not necessarily indicative of future prospects of the Company. More information on factors that could affect forward looking statements and the Company's financial results is included in the Company's Report on Form 10-K for the year ended February 1, 2003 filed with the Securities and Exchange Commission.

                                    - MORE -

           3450 EAST MIRALOMA AVENUE, ANAHEIM, CA 92806 (714) 414-4000


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                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
                           SUMMARY STATEMENT OF INCOME
                                   (unaudited)
                  (in $000's, except share and per share data)

                                                      FIRST QUARTER ENDED
                                                -------------------------------
                                                 MAY 3, 2003        MAY 4, 2002
                                                ------------       ------------
Net Sales                                       $    198,331       $    161,710
Gross margin                                          63,855             49,166
Selling, G&A expense                                  50,962             43,713
                                                ------------       ------------
Operating income                                      12,893              5,453
Interest income/(expense), net                            61               (147)
                                                ------------       ------------
Income before taxes                                   12,954              5,306
Income tax expense                                     4,975              2,037
                                                ------------       ------------
Net income                                             7,979              3,269
Net income per share, basic*                            0.16               0.07
Net income per share, diluted*                  $       0.16       $       0.07
Weighted average shares
outstanding, basic*                               49,683,032         49,197,137
Weighted average shares
outstanding, diluted*                             50,981,674         50,117,441

* Prior year share and per share amounts have been adjusted for the three-for-two stock split effected December 18, 2002.

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                                   (in $000's)

                                                         MAY 3, 2003  FEB. 1, 2003
                                                         -----------  ------------
ASSETS
Current assets
     Cash & cash equivalents                               $ 33,576     $ 36,438
     Inventories                                            134,883      123,433
     Other current assets                                    22,326       22,762
                                                           --------     --------
     Total current assets                                   190,785      182,633
Property and equipment, net                                 201,121      201,513
Other long-term assets                                       15,483       15,597
                                                           --------     --------
Total assets                                                407,389      399,743

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
     Accounts payable and accrued expenses                   59,859       62,978
     Income taxes payable                                     3,737        8,000
     Current portion of long-term debt and capital
     leases                                                   2,248        2,350
                                                           --------     --------
     Total current liabilities                               65,844       73,328
Long-term portion of debt and capital leases                  2,878        3,338
Other long-term liabilities                                  21,596       20,686
                                                           --------     --------
Total liabilities                                            90,318       97,352
Total shareholder's equity                                  317,071      302,391
                                                           --------     --------
Total liabilities and shareholders' equity                 $407,389     $399,743

           3450 EAST MIRALOMA AVENUE, ANAHEIM, CA 92806 (714) 414-4000

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
                        CONDENSED CONSOLIDATED CASH FLOWS
                                   (unaudited)
                                   (in $000's)

                                                        FOR THE FIRST QUARTER ENDED
                                                        ---------------------------
                                                         MAY 3, 2003   MAY 4, 2002
                                                        ------------- -------------
Cash flows from operating activities:
Net income                                                $  7,979     $  3,269
Depreciation & amortization                                  8,783        7,823
Loss on disposal of property and equipment                     326          417
Changes in operating assets and liabilities:
     Inventories                                           (11,450)      (8,915)
     Accounts payable and accrued expenses                  (3,119)      (5,103)
     Income taxes and deferred income taxes                 (2,986)      (7,575)
     Other assets and liabilities                            1,460         (930)
                                                          --------     --------
       Net cash provided by/(used in) operating
       activities                                              993      (11,014)
Cash flows from investing activities:
     Capital expenditures                                   (8,717)     (10,618)
                                                          --------     --------
       Net cash used in investing activities                (8,717)     (10,618)
Cash flows from financing activities:

     Repayments of long-term debt and capital leases          (562)        (249)
     Proceeds from exercise of stock options                 5,424          773
                                                          --------     --------
       Net cash provided by financing activities             4,862          524
                                                          --------     --------
Net decrease in cash and cash equivalents                   (2,862)     (21,108)
Cash and cash equivalents, beginning of period              36,438       23,136
                                                          --------     --------
Cash and cash equivalents, end of period                  $ 33,576     $  2,028

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
                          SELECTED STORE OPERATING DATA

                                                           MAY 3, 2003    MAY 4, 2002
                                                           -----------    -----------
Stores open at beginning of first quarter                       791            718
Stores opened during first quarter                               18             34
Stores closed during first quarter                               (1)            (3)
                                                             ------         ------
Stores open at end of first quarter                             808            749
Other operating data:
PacSun stores                                                   625            576
Outlet stores                                                    74             67
d.e.m.o. stores                                                 109            106
Total square footage at end of period (in thousands)          2,721          2,446

           3450 EAST MIRALOMA AVENUE, ANAHEIM, CA 92806 (714) 414-4000